Exhibit 10.3.2

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

AND ESCROW INSTRUCTIONS

(2045 South Harbor Blvd., Anaheim, California)

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (the “Amendment”) is dated the 19th day of July, 2010, and is made by and among MANTRA, LLC, a California limited liability company (“Seller”), CHESAPEAKE LODGING, L.P., a Delaware limited partnership (“Assignor”), and CHSP Anaheim LLC a Delaware limited liability company (“Assignee”).

RECITALS

A.        Seller and Assignor have previously executed and entered into that certain Purchase and Sale Agreement and Escrow Instructions dated as of April 14, 2010, as amended in that certain First Amendment to Purchase and Sale Agreement and Escrow Instructions dated May 4, 2010 (collectively, the “Agreement”), for the sale by Seller, and the purchase by Assignor, of the Property (as defined therein) located in the City of Anaheim, County of Orange, State of California, more specifically located at and commonly known as 2045 South Harbor Blvd., Anaheim, California, on and through which is operated a hotel and hospitality business under the name of “Anaheim Courtyard by Marriott.”

B.        Assignor has assigned its interest under the Agreement to Assignee, and Seller, Assignor and Assignee desire to amend and supplement the Agreement as set forth herein to reflect such assignment.

C.        Seller and Assignee also desire to amend the Agreement to change the Closing Date and the Close of Escrow.

D.        Unless otherwise defined herein, capitalized terms have the meanings ascribed to them in the Agreement.

AGREEMENT

NOW, THEREFORE, with reference to the foregoing Recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

I.

AMENDMENT

1.1        Assignee hereby assumes and agrees to perform all of Assignor’s right, title, interest, covenants and obligations in, to and under the Agreement, to be effective on the date set forth above. Assignee shall be the “Purchaser” under the Agreement, and all references to the “Purchaser” shall be to Assignee. Assignee shall perform all covenants and obligations of the “Purchaser” pursuant to the terms of the Agreement. The parties hereto agree that, from and after the day hereof, Assignee shall be the “Purchaser” under the Agreement and shall perform all duties of “Purchaser” thereunder pursuant to the terms thereof. Notwithstanding the assignment of the Agreement to Assignee, Assignor agrees to be liable for the obligations of the

“Purchaser” under the Agreement and is not released therefrom as a result of the assignment referenced herein.

1.2    Section 5.1 is amended to reflect that the Closing Date shall be July 30, 2010.

1.3    In addition, the third paragraph of Section 5.1 is deleted in its entirety and replaced with the following:

“The “Close of Escrow” for purposes of this Agreement is defined as the earlier of the time when (a) the Deed is recorded in the Official Records of Orange County, California, by Title Insurer, or (b) Seller and Purchaser both provide telephonic notice to Escrow Holder (confirmed by email to the other party and Escrow Holder that they authorized the closing of the purchase and sale transaction as contemplated herein.”

II.

RATIFICATION

Except as amended and/or modified by this Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Agreement shall remain in full force and affect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall prevail. Whether or not specifically amended by the provisions of this Amendment, all of the terms and provisions of the Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

III.

COUNTERPARTS

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, will constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the (signature) thereon, provided such signature page is attached to any other counterpart identical thereto except as having additional signature pages executed by other parties to this Amendment attached hereto.

IV.

ELECTRONIC AND FACSIMILE SIGNATURES

The execution of this Amendment may be effected by facsimile and/or electronically transmitted signatures, all of which shall be treated as originals; provided, however, that the party receiving a copy hereof with a facsimile and/or electronically transmitted signature may, by written notice to the other, require the prompt delivery of an original signature to evidence and confirm the delivery of the facsimile and/or electronically transmitted signature. Seller, Assignor and Assignee each intend to be bound by its respective facsimile and/or electronically transmitted signature, and is aware that the other party will rely thereon, and each party waives any defenses to the enforcement of the Agreement delivered by facsimile and/or electronic transmission.

V.

EXECUTION

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SELLER:

MANTRA, LLC, a California limited liability company

BY:	BPP ONE, LLC, a California limited liability company, its Manager

	By:	/s/ Dipak Desai
	Name:	Dipak Desai
	Title:	Manager

ASSIGNOR:

CHESAPEAKE LODGING, L.P., a Delaware limited partnership

BY:	Chesapeake Lodging Trust, a Maryland real estate investment trust, its General Partner

	By:	/s/ D. Rick Adams
	Name:	D. Rick Adams
	Title:	Senior Vice President and CIO

ASSIGNEE:

CHSP Anaheim, LLC a Delaware limited liability company

By:	/s/ D. Rick Adams
Name	: D. Rick Adams
Title:	Vice President

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